Cyan Reports Third Quarter 2014 Financial Results

PETALUMA, Calif., November 6, 2014, Cyan (NYSE: CYNI), a leading provider of SDN, NFV, and packet-optical solutions for network operators, today announced financial results for its third quarter ended September 30, 2014.

Revenue for the third quarter of 2014 was at $26.6 million, at the upper end of the guidance range of $25 million to $27 million. This compares to $24.4 million for the second quarter of 2014 and $37.7 million in the third quarter of 2013. GAAP net loss for the third quarter was $11.7 million, or $0.25 per share, compared to a net loss of $14.7 million, or $0.31 per share, in the second quarter of 2014 and a net loss of $8.6 million, or $0.19 per share, in the same period last year.

On a non-GAAP basis, Cyan's net loss for the third quarter was $9.1 million, or $0.19 per share. This compares to a non-GAAP net loss of $11.9 million, or $0.25 per share, in the second quarter of 2014 and a non-GAAP net loss of $6.4 million, or $0.14 per share, in the same period last year. Both GAAP and non-GAAP net loss per share figures for the third quarter of 2014 are based on 47.1 million basic weighted average shares outstanding. Please refer to the attached financial statements for additional non-GAAP information and a reconciliation of GAAP to non-GAAP results as well as information regarding weighted average shares outstanding in each period.

“In the third quarter, we continued to execute on our business plan growing revenue 9 percent sequentially. This was driven primarily by strong international traction for our Z-Series packet-optical platform,” said Mark Floyd, Cyan’s chairman and chief executive officer.

“On the SDN and NFV front, we further expanded the reach of our award-winning Blue Planet platform with the addition of element adaptors that allow our software to automate, manage, and provision Ethernet services across Cisco ASR and Juniper MX product families. We believe Cyan’s Blue Planet SDN and NFV platform, in use by customers in networks for over two years, is the only open, carrier-grade, multi-vendor solution available and shipping on the market today,” continued Floyd.

Recent Highlights

•	Introduced Blue Planet SDN platform functionality for Cisco ASR and Juniper MX product families, significantly increasing the number and types of networks Blue Planet can now automate and orchestrate.

•
Enriched Cyan’s Z-Series and Blue Planet SDN platform capabilities through a series of product enhancements, including new APIs and support for MPLS-TP, allowing service providers to achieve greater scale, flexibility and control.

•	Planet Orchestrate was voted the winner of the Intel Network Builders Innovation Award in the SDN/NFV category based on three main judging categories - impact, implementation, and generalization.

Conference Call

Cyan will host a conference call for analysts and investors to discuss its third quarter 2014 results as well as guidance for its fourth quarter of 2014 today at 5:30 a.m. Pacific time/8:30 a.m. Eastern time. To access the live call, please dial 1-888-461-2011 (US or Canada) or 1-719-457-2659 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately 8:30 a.m. Pacific time on November 6, 2014 until 8:30 a.m. Pacific time on November 20, 2014, and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 and entering passcode 3872352#. A live audio webcast of the conference call also will be available from the Investors section of the company's website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for 90 days.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliation." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. As noted in the accompanying reconciliation, non-GAAP results exclude the effects of stock-based compensation. We use stock-based compensation to attract and retain employees and executives with the goals of aligning their interests with those of our stockholders and long-term employee retention. We exclude stock-based compensation expense from our non-GAAP metrics because it varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to industry momentum for SDN and NFV solutions and Cyan’s positioning to take advantage of the industry momentum. Forward-looking statements made are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the rate of market adoption of SDN and NFV solutions in general and the adoption rate of our products, particularly our Blue Planet platform; our ability to capitalize on our technological leadership in SDN and NFV; and other risks and uncertainties related to our business. Further information on these risks and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended September 30, 2014 and our Form 10-K that we filed for the year ended December 31, 2013. These documents are available on the SEC Filings section of the Investor section of our website at investor.cyaninc.com. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan
Cyan (NYSE: CYNI) enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, agility, and scale to networks, that until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data centers globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
The Blueshirt Group
Maria Riley
+ 1 707.283.2850
ir@cyaninc.com

Cyan, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$26,599	$37,694	$70,029	$95,699
Cost of revenue	15,684	22,605	41,567	55,943
Gross profit	10,915	15,089	28,462	39,756
Operating expenses:
Research and development	8,856	9,220	27,948	24,617
Sales and marketing	10,515	10,518	32,875	29,356
General and administrative	3,531	3,895	11,805	9,853
Total operating expenses	22,902	23,633	72,628	63,826
Loss from operations	(11,987)	(8,544)	(44,166)	(24,070)
Interest expense	(45)	(55)	(134)	(317)
Other income (expense), net	408	13	297	(2,595)
Total other expense, net	363	(42)	163	(2,912)
Loss before provision for income taxes	(11,624)	(8,586)	(44,003)	(26,982)
Provision for income taxes	88	25	181	67
Net loss	$(11,712)	$(8,611)	$(44,184)	$(27,049)
Basic and diluted net loss per share	$(0.25)	$(0.19)	$(0.94)	$(1.06)
Weighted-average number of shares used in computing basic and diluted net loss per share	47,076	46,262	46,866	25,587

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$12,982	$32,509
Marketable securities	15,941	31,639
Accounts receivable	15,870	14,558
Short-term lease receivable	—	201
Inventories	12,172	20,746
Deferred costs	873	8,286
Prepaid expenses and other	3,698	1,378
Total current assets	61,536	109,317
Long-term lease receivable	—	403
Property and equipment, net	10,930	11,155
Other assets	600	645
Total assets	$73,066	$121,520
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,783	$8,474
Accrued liabilities	6,233	3,786
Accrued compensation	4,055	4,895
Term loan, current portion	1,650	1,604
Deferred revenue	5,641	17,516
Deferred rent	198	115
Other liabilities	—	734
Total current liabilities	26,560	37,124
Term loan, non-current portion	2,153	3,396
Deferred revenue	1,811	1,577
Deferred rent	317	486
Total liabilities	30,841	42,583
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid in-capital	214,131	206,300
Accumulated other comprehensive loss	(445)	(86)
Accumulated deficit	(171,466)	(127,282)
Total stockholders’ equity	42,225	78,937
Total liabilities and stockholders’ equity	$73,066	$121,520

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(44,184)	$(27,049)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,713	1,956
Stock-based compensation	7,941	5,100
Change in fair value for warrants	—	2,602
Changes in operating assets and liabilities:
Accounts receivable	(1,312)	82
Lease receivable	604	(9,780)
Inventories	8,324	(1,684)
Deferred costs	7,413	(965)
Prepaid expenses and other assets	(2,274)	(589)
Accounts payable	1,209	4,031
Accrued and other liabilities	1,764	1,554
Accrued compensation	(840)	2,011
Deferred revenue	(11,641)	3,399
Deferred rent	(86)	67
Net cash used in operating activities	(30,369)	(19,265)
Investing activities
Purchases of property and equipment	(3,138)	(4,437)
Purchase of available for sale securities	(14,259)	(23,653)
Purchase of other investment	—	(500)
Maturity of available for sale securities	25,911	—
Sale of available for sale securities	4,050	—
Net cash provided by (used in) investing activities	12,564	(28,590)
Financing activities
Proceeds from initial public offering (IPO), net of issuance costs	—	87,348
Proceeds from stock-based compensation programs	457	1,209
Repayments of borrowings under notes payable	—	(7,563)
Taxes paid related to net-share settlements of restricted stock units	(580)	—
Repayments of borrowings under term loan	(1,197)	—
Payments on capital leases	(39)	—
Net cash provided by (used in) financing activities	(1,359)	80,994
Effect of exchange rate changes on cash and cash equivalents	(363)	8
Net increase (decrease) in cash and cash equivalents	(19,527)	33,147
Cash and cash equivalents at beginning of period	32,509	20,221
Cash and cash equivalents at end of period	$12,982	$53,368

Cyan, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Reconciliation of Gross profit:
US GAAP as reported	$10,915	$10,124	$15,089
Adjustments:
Stock-Based Compensation	96	113	61
Non-GAAP Gross profit	$11,011	$10,237	$15,150

Reconciliation of Gross margin:
US GAAP as reported	41.0%	41.5%	40.0%
Adjustments:
Stock-Based Compensation	0.4%	0.5%	0.2%
Non-GAAP Gross margin	41.4%	42.0%	40.2%

Reconciliation of Research and development expenses:
US GAAP as reported	$8,856	$9,620	$9,220
Adjustments:
Stock-Based Compensation	955	1,021	773
Non-GAAP Research and development expense	$7,901	$8,599	$8,447

Reconciliation of Sales and marketing expenses:
US GAAP as reported	$10,515	$11,331	$10,518
Adjustments:
Stock-Based Compensation	1,008	957	571
Non-GAAP Sales and marketing expense	$9,507	$10,374	$9,947

Reconciliation of General and administrative expenses:
US GAAP as reported	$3,531	$3,711	$3,895
Adjustments:
Stock-Based Compensation	600	676	793
Non-GAAP General and administrative expense	$2,931	$3,035	$3,102

Reconciliation of Operating expenses:
US GAAP as reported	$22,902	$24,662	$23,633
Adjustments:
Stock-Based Compensation	2,563	2,654	2,137
Non-GAAP Operating expenses	$20,339	$22,008	$21,496

Reconciliation of Net loss:
US GAAP as reported	$(11,712)	$(14,672)	$(8,611)
Adjustments:
Stock-Based Compensation	2,659	2,767	2,198
Non-GAAP Net loss	$(9,053)	$(11,905)	$(6,413)

Reconciliation of Net loss per share, basic and diluted:
US GAAP as reported	$(0.25)	$(0.31)	$(0.19)
Adjustments:
Stock-Based Compensation	0.06	0.06	0.05
Non-GAAP Net loss per share, basic and diluted	$(0.19)	$(0.25)	$(0.14)